Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements Nos. 33-99176 and 333-40967 of Finlay Enterprises, Inc. on Form S-8 of our report dated April 19, 2007, related to the financial statements of Carlyle & Co. Jewelers, a wholly-owned subsidiary of Finlay Fine Jewelry Corporation, appearing in this Annual Report on Form 10-K of Finlay Enterprises, Inc. for the fiscal year ended February 2, 2008.

/s/ Cherry, Bekaert & Holland, L.L.P.

Raleigh, North Carolina
April 17, 2008